Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2014 Results

Lakewood, Colorado, January 30, 2014. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal year 2014 ended December 31, 2013 and confirmed its outlook for fiscal year 2014.

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) for the first quarter of fiscal year 2014 and 2013 in conformity with U.S. generally accepted accounting principles (GAAP), the Company has presented a non-GAAP financial measure.  Reconciliations from GAAP to a non-GAAP financial measure is provided at the end of this earnings release.

Highlights for First Quarter Fiscal Year 2014 Compared to First Quarter Fiscal Year 2013

•                  Net sales increased 25.8% to $120.6 million

•                  Daily average comparable store sales increased 10.6%

•                  Net income increased 31.6% to $2.9 million with diluted earnings per share of $0.13

•                  EBITDA increased 38.1% to $9.4 million

“We are pleased to report another quarter of solid financial results and we continue to meet our outlook expectations. We look forward to carrying this positive momentum into the remainder of fiscal 2014,” said Kemper Isely, Co-President.

Operating Results — First Quarter Fiscal Year 2014 Compared to First Quarter Fiscal Year 2013

During the first quarter of fiscal year 2014, net sales increased $24.8 million, or 25.8% over the same period in fiscal year 2013 to $120.6 million due to a $14.6 million increase in sales from new stores and a $10.2 million, or 10.6%, increase in comparable store sales. Daily average comparable store sales increased 10.6% in the first quarter of fiscal year 2014 compared to a 12.9% increase in the first quarter of fiscal year 2013. The 10.6% increase in the first quarter of fiscal year 2014 was driven by a 5.1% increase in daily average transaction count and a 5.3% increase in average transaction size. Daily average mature store sales increased 6.9% in the first quarter of fiscal year 2014.

Gross profit during the first quarter of fiscal year 2014 increased 27.1% over the same period in fiscal year 2013 to $35.4 million driven by positive comparable store sales and new store growth. Gross profit reflects earnings after both product and occupancy costs. Gross margin was 29.3% during the first quarter of fiscal year 2014 compared to 29.0% in the first quarter of fiscal year 2013. Gross margin increased due to increases in product margin across all departments, partially offset by a shift in sales mix towards products with lower margin. Additionally, gross margin benefited from productivity improvements at the bulk food repackaging and distribution center. Occupancy costs as a percentage of sales increased during the first quarter of fiscal year 2014 compared to the first quarter last year due to increased average lease expenses at new stores(1).

Store expenses as a percentage of sales decreased 20 basis points during the first quarter compared to the comparable period of fiscal year 2013 driven by a decrease in salary-related expenses as a percentage of sales at comparable stores. The decrease in salary-related expenses was slightly offset by an increase in depreciation expense at new stores and to a lesser extent an increase in advertising expense, all as a percentage of sales.

Administrative expenses as a percentage of sales decreased 30 basis points during the first quarter compared to the comparable period as a result of the Company’s ability to support additional store investments and sales without proportionate investments in overhead.

Pre-opening and relocation expenses as a percentage of sales increased 20 basis points during the first quarter compared to the comparable period primarily due to the increased number of new store openings. During the first quarter of fiscal year 2014 four new stores opened compared to two new stores opened during the first quarter of fiscal year 2013.

Interest expense increased $0.5 million in the first quarter compared to the comparable period, primarily due to interest expense related to capital and financing lease obligations.

Net income increased 31.6% to $2.9 million compared to the same period in fiscal year 2013 with diluted earnings per share of $0.13 in the first quarter of fiscal year 2014.

EBITDA increased $2.6 million, or 38.1%, to $9.4 million, or 7.8% of sales, for the first quarter of fiscal year 2014 compared to the same period in fiscal year 2013.

(1)         The Company had nine and four stores accounted for as capital and financing lease obligations for the first quarter of fiscal year 2014 and 2013, respectively. For leases accounted for as capital and financing lease obligations, the Company does not record straight-line rent expense in cost of goods sold and occupancy costs, but rather rental payments are recognized as a reduction of the capital and financing lease liabilities and as interest expense. The stores that were accounted for as capital and financing lease obligations rather than being reflected as operating leases increased gross margin as a percentage of sales by approximately 60 and 25 basis points in the first quarter of fiscal year 2014 and 2013, respectively. Additionally, these stores increased EBITDA as a percentage of sales by approximately 60 and 40 basis points in the first quarter of fiscal year 2014 and 2013, respectively, due to the impact on gross profit, as well as occupancy costs that would have been included in pre-opening expenses.

Balance Sheet and Cash Flow

As of December 31, 2013, the Company had $6.2 million in cash and cash equivalents and $1.2 million in available-for-sale securities, as well as no amounts outstanding on the revolving credit facility. During the quarter, the Company amended and restated the $15.0 million facility to improve terms and extend the maturity date by three years to January 31, 2017.

During the first quarter of fiscal year 2014, the Company generated $5.3 million in cash from operations and invested $7.7 million in capital expenditures primarily for new stores.

Growth and Development

During the first quarter of fiscal year 2014, the Company opened four new stores, bringing the total store count to 76 stores located in 13 states.

The Company plans to open a total 15 stores in fiscal year 2014 and expects to remodel two existing stores.

As of this release, the Company has signed leases for ten of the remaining 11 stores it plans to open in fiscal year 2014 for locations in Colorado, Idaho, Kansas, New Mexico, Oklahoma, Oregon, Utah and Washington.

Fiscal Year 2014 Outlook

The following table provides information on the Company’s fiscal year 2014 outlook:

	Prior Fiscal 2014 Outlook		Current Fiscal 2014 Outlook	Q1 FY’14 Actual
Number of new stores	15		*	4
Number of remodels	2		*	—
Daily average comparable store sales growth	8.5% to 9.5%		*	10.6%
EBITDA as a percent of sales	7.8% to 8.0%	(1)	*	7.8%
Net income as a percent of sales	2.4% to 2.6%		*	2.4%
Diluted earnings per share	$0.58 to $0.63		*	$0.13
Capital expenditures (in millions)	$35 to $37		*	$7.7

*No Change from prior outlook.

(1)         Includes approximately 55 basis points of EBITDA improvement from the nine capital and financing lease obligations.

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is US: 1-877-870-4263; Canada: 1-855-669-9657 or International: 1-412-317-0790. The conference ID is “Natural Grocers by Vitamin Cottage.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 30 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is a rapidly expanding specialty retailer of natural and organic groceries and dietary supplements whose products must meet strict quality guidelines. Grocery products may not contain artificial colors, flavors, preservatives, sweeteners, or partially hydrogenated or hydrogenated oils. Natural Grocers’ flexible small-store format allows it to offer affordable prices in a shopper-friendly retail environment. The Company provides extensive, free, science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 76 stores in 13 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements that are not statements of historical facts are forward-looking statements. Actual results could differ materially from those described in the forward-looking statements because of factors such as our industry, business strategy, goals and expectations concerning our market position, the economy, future operations, margins, profitability, capital expenditures, liquidity and capital resources, other financial and operating information and other risks detailed in the Company’s Form 10-K for the fiscal year ended September 30, 2013 and our subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our Form 10-K for the fiscal year ended September 30, 2013 and our subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting investor relations at 303-986-4600 or by visiting our website at http://Investors.NaturalGrocers.com.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three months ended December 31,
	2013	2012

Net sales	$120,580	95,831
Cost of goods sold and occupancy costs	85,199	67,994
Gross profit	35,381	27,837
Store expenses	25,173	20,203
Administrative expenses	3,889	3,326
Pre-opening and relocation expenses	889	519
Operating income	5,430	3,789
Other (expense) income:
Interest expense	(707)	(255)
Other income, net	1	2
Total other expense	(706)	(253)
Income before income taxes	4,724	3,536
Provision for income taxes	(1,802)	(1,315)
Net income	$2,922	2,221

Net income per common share:
Basic	$0.13	0.10
Diluted	$0.13	0.10
Weighted average common shares outstanding:
Basic	22,442,191	22,372,184
Diluted	22,470,979	22,464,229

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2013	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$6,222	8,132
Restricted cash	—	500
Short term investments — available-for-sale securities	1,150	1,149
Accounts receivable, net	1,698	2,401
Merchandise inventory	48,572	45,472
Prepaid expenses and other current assets	870	1,097
Deferred income tax assets	1,196	1,114
Total current assets	59,708	59,865
Property and equipment, net	102,772	98,910
Other assets:
Deposits and other assets	189	203
Goodwill and other intangible assets, net of accumulated amortization of $654 and $654, respectively	900	900
Deferred financing costs, net	39	25
Total other assets	1,128	1,128
Total assets	$163,608	159,903
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,080	28,918
Accrued expenses	10,024	9,306
Capital and financing lease obligations, current portion	189	174
Total current liabilities	38,293	38,398
Long-term liabilities:
Capital and financing lease obligations, net of current portion	19,611	19,648
Deferred income tax liabilities	7,174	6,877
Deferred rent	5,033	4,731
Leasehold incentives	5,904	5,716
Total long-term liabilities	37,722	36,972
Total liabilities	76,015	75,370
Commitments
Stockholders’ equity:
Common stock, $0.001 par value. Authorized 50,000,000 shares, 22,442,389 and 22,441,253 issued and outstanding, respectively	22	22
Additional paid in capital	53,842	53,704
Retained earnings	33,729	30,807
Total stockholders’ equity	87,593	84,533
Total liabilities and stockholders’ equity	$163,608	159,903

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2013	2012
Operating activities:
Net income	$2,922	2,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,938	2,992
Gain on disposal of property and equipment	—	(1)
Share-based compensation	130	17
Excess tax benefit from share-based compensation	(7)	—
Deferred income tax expense (benefit)	215	(636)
Non-cash interest expense	7	22
Interest accrued on investments and amortization of premium	(1)	1
Other amortization	—	17
Changes in operating assets and liabilities
Decrease (increase) in:
Accounts receivable, net	703	(245)
Income tax receivable	575	—
Merchandise inventory	(3,100)	(856)
Prepaid expenses and other assets	(334)	(34)
(Decrease) increase in:
Accounts payable	(961)	(3,008)
Accrued expenses	734	1,676
Deferred rent and leasehold incentives	489	174
Net cash provided by operating activities	5,310	2,340
Investing activities:
Acquisition of property and equipment	(7,684)	(8,825)
Proceeds from sale of property and equipment	—	1
Purchase of available-for-sale securities	—	(181)
Decrease in restricted cash	500	—
Net cash used in investing activities	(7,184)	(9,005)
Financing activities:
Repayments under notes payable, related party	—	(64)
Capital and financing lease obligations payments	(43)	(6)
Excess tax benefit from share-based compensation	7	—
Equity issuance costs	—	(268)
Loan fees paid	—	(18)
Net cash used in financing activities	(36)	(356)
Net decrease in cash and cash equivalents	(1,910)	(7,021)
Cash and cash equivalents, beginning of period	8,132	17,291
Cash and cash equivalents, end of period	$6,222	10,270
Supplemental disclosures of cash flow information:
Cash paid for interest	$—	3
Cash paid for interest on capital and financing lease obligations	693	229
Income taxes paid	22	101
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$3,646	2,176
Property acquired through capital and financing lease obligations	14	10,319

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measure
(Unaudited)

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides information regarding EBITDA which is not in accordance with, or an alternative to, GAAP (i.e. non-GAAP measure). The Company defines EBITDA as net income before interest expense, provision for income tax and depreciation and amortization.

The Company believes EBITDA provides additional information about (i) operating performance, because it assists in comparing the operating performance of stores on a consistent basis, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a measure in the Company’s incentive compensation payments.

Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

The Company’s competitors may define EBITDA differently, and as a result, the Company’s measure of EBITDA may not be directly comparable to EBITDA of other companies. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

The following table reconciles net income to EBITDA, dollars in thousands:

	Three months ended December 31,
	2013	2012
Net income	$2,922	2,221
Interest expense	707	255
Provision for income taxes	1,802	1,315
Depreciation and amortization	3,938	2,992
EBITDA	$9,369	6,783

CONTACT: Sandra Buffa, CFO, 303-986-4600, sbuffa@vitamincottage.com